                                                                               .
                                                                               .
                                                                               .



                                                                    EXHIBIT 99.3


              UROAM ACQUISITION CORPORATION (FORMERLY UROAM, INC.)

                          INDEX TO FINANCIAL STATEMENTS


                                                                          Page
Report of Independent Certified Public Accountants                           2
Balance Sheet                                                                3
Statement of Operations                                                      4
Statement of Stockholders' Deficit                                           5
Statement of Redeemable Convertible Preferred Stock                          6
Statement of Cash Flows                                                      7
Notes to Financial Statements                                           8 - 14

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors uRoam, Inc. (the acquiror of uRoam Acquisition Corporation, formerly known as uRoam, Inc.)
Sunnyvale, California

We have audited the accompanying balance sheet of uRoam Acquisition Corporation, formerly known as uRoam, Inc., as of September 30, 2002 and the related statements of operations, stockholders' deficit, redeemable convertible preferred stock, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of uRoam Acquisition Corporation at September 30, 2002 and the results of its operations and its cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1, the Company was acquired on October 1, 2002.


s\BDO Seidman, LLP

San Francisco, California
June 12, 2003

                          UROAM ACQUISITION CORPORATION
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002
                      (In thousands, except share amounts)

ASSETS
Current assets:
  Cash                                                        $         42
  Accounts receivable                                                  228
  Prepaid expenses and other current assets                             32
                                                              ------------
Total current assets                                                   302

Property and equipment, net                                              5
                                                              ------------
Total assets                                                  $        307
                                                              ============

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
    STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable to stockholders                               $        305
  Notes payable to employees                                           449
  Accounts payable                                                     284
  Accrued liabilities                                                  195
  Advances from Filanet                                                400
  Deferred revenue                                                     281
                                                              ------------
Total current liabilities                                            1,914
                                                              ------------

Commitments and contingencies

Redeemable convertible preferred stock                                  --

Stockholders' deficit:
  Common stock, no par value; 10,000,000 shares authorized;
  5,183,520, shares issued and outstanding                           3,129
  Accumulated deficit                                               (4,736)
                                                              ------------
Total stockholders' deficit                                         (1,607)
                                                              ------------
Total liabilities, redeemable convertible preferred
    stock and stockholders' deficit                           $        307
                                                              ============


                 See accompanying notes to financial statements

                          UROAM ACQUISITION CORPORATION
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 (In thousands)

Net revenues:
  License                                                      $        290
  Services                                                               11
                                                               ------------
Total net revenues                                                      301
                                                               ------------

Costs and expenses:
  Cost of revenue                                                        27
  Research and development                                              799
  Selling, general and administrative                                   440
  Stock-based employee compensation *                                     9
                                                               ------------
Total costs and expenses                                              1,275
                                                               ------------
Operating loss                                                         (974)
                                                               ------------

Interest and other expense:
  Interest expense                                                      (59)
  Other expense                                                         (20)
                                                               ------------
Total interest and other expense                                        (79)
                                                               ------------

Net Loss                                                             (1,053)
   Accretion of redeemable preferred stock                              186
                                                               ------------
Net loss applicable to common shareholders                     $     (1,239)
                                                               ============

* Stock-based employee compensation is allocated as follows:
  Research and development                                     $          5
  Selling, general and administrative                                     4
                                                               ------------
                                                               $          9
                                                               ============


                 See accompanying notes to financial statements

                          UROAM ACQUISITION CORPORATION
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                        (In thousands, except share data)

                                                          Common Stock              Deferred
                                                   ---------------------------       Stock         Accumulated
                                                      Shares         Amount       Compensation       Deficit          Total
                                                   ------------   ------------    ------------    ------------    ------------
BALANCE AT JANUARY 1, 2002                            3,261,250   $        (20)   $        (40)   $     (3,683)   $     (3,743)

Exercise of stock options                                75,763              9              --              --               9
Charge to common shareholders for accretion of
preferred stock                                              --           (186)             --              --            (186)
Issuance of warrants to purchase common stock in
connection with bridge loan financing                        --              2              --              --               2

Conversion of preferred stock to common stock         1,846,507          3,355              --              --           3,355

Deferred stock compensation                                  --            (31)             31              --              --

Amortization of deferred stock compensation                  --             --               9              --               9

Net loss                                                     --             --              --          (1,053)         (1,053)
                                                   ------------   ------------    ------------    ------------    ------------

BALANCE AT SEPTEMBER 30, 2002                         5,183,520   $      3,129    $         --    $     (4,736)   $     (1,607)
                                                   ============   ============    ============    ============    ============


                 See accompanying notes to financial statements

                          UROAM ACQUISITION CORPORATION
               STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                        (In thousands, except share data)

                                                                  REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                                     ------------------------------------------------------------    ------------
                                                               SERIES A                        SERIES B                 TOTAL
                                                     ----------------------------    ----------------------------    ------------
                                                        SHARES          AMOUNT          SHARES          AMOUNT
                                                     ------------    ------------    ------------    ------------
BALANCES AT JANUARY 1, 2002                               733,750    $        367         956,047    $      2,435    $      2,802

Conversion of note to Series B                                 --              --         156,710             367             367

Accretion of Series B                                          --              --              --             186             186
Conversion of preferred stock to
common stock                                             (733,750)           (367)     (1,112,757)         (2,988)         (3,355)
                                                     ------------    ------------    ------------    ------------    ------------
BALANCES AT SEPTEMBER 30, 2002                                 --    $         --              --    $         --    $         --
                                                     ============    ============    ============    ============    ============


                 See accompanying notes to financial statements

                          UROAM ACQUISITION CORPORATION
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 (In thousands)

OPERATING ACTIVITIES:
  Net loss                                                                      $     (1,053)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                         15
    Impairment loss on fixed assets                                                       10
    Non-cash interest expense                                                              2
    Stock compensation expense                                                             9
    Non-cash employee compensation                                                       114
    Changes in operating assets and liabilities:
       Accounts receivable                                                              (221)
       Prepaid expenses and other current assets                                         (15)
       Other assets                                                                        1
       Accounts payable                                                                   85
       Other accrued liabilities                                                          23
       Deferred revenue                                                                  272
                                                                                ------------
  Net cash used in operating activities                                                 (758)
                                                                                ------------
  FINANCING ACTIVITIES:
  Proceeds from notes payable - stockholders                                             305
  Advance payment received from acquirer prior to acquisition                            400
  Proceeds from exercise of common stock options                                           9
                                                                                ------------
  Net cash provided by financing activities                                              714
                                                                                ------------
     NET DECREASE IN CASH                                                                (44)
       CASH, beginning of period                                                          86
                                                                                ------------
       CASH, end of period                                                      $         42
                                                                                ============

  NONCASH FINANCING ACTIVITIES:
    Conversion of Series A and Series B preferred stock into common stock       $      3,355
    Conversion of employee notes payable to Series B preferred stock                     367
    Accretion on Series B preferred stock                                                186

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the year for interest                                       $         --
                                                                                ============
   Cash paid during the year for income taxes                                   $         --
                                                                                ============


                 See accompanying notes to financial statements

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Uroam Acquisition Corporation was incorporated in California in 1998. From inception through September 30, 2002, the Company, originally doing business as uRoam, Inc. ("uRoam" or "Predecessor uRoam"), marketed a server based solution that provided secure, web-based remote access from multiple devices to numerous applications. This product, known as the FirePass Server ("FirePass"), provides a web-based alternative. FirePass enables companies to extend secure remote access to anyone connected to the Internet with no special software or configuration on the remote device, and with no additions or modifications to the back-end resources being accessed. This approach eliminates the support burden of traditional remote access such as IPSec, VPN and RAS, and adds application functionality going considerably beyond mere connectivity. The Company's operations are treated as a single business segment and have historically been conducted primarily in the United States of America, with some quality assurance and test activities being performed in Russia.

On October 1, 2002, all of the outstanding stock of the Company was acquired by a Company now known as uRoam, Inc., formerly known as Filanet Corporation ("Filanet"). Prior to the acquisition, the Company conducted business under the name of uRoam, Inc. Subsequent to the acquisition, the Company changed its name to uRoam Acquisition Corp. For acquisition accounting purposes, uRoam, Inc., formerly known as Filanet, was determined to be the acquiring company.

The value of the purchase price totaled $1.575 million and the transaction was accounted for as a purchase. The Company exchanged all of its equity for 3.3 million shares of the acquiror's Series B-1 Preferred Stock with an estimated fair value of $1 million. The total purchase price also includes $400,000 in pre-acquisition liabilities of the Company paid by Filanet and $175,000 in costs directly related to the acquisition. All pre-existing Predecessor uRoam stock options and warrants were converted to Predecessor uRoam's common stock or were cancelled immediately prior to the acquisition.

Basis of presentation

The accompanying financial statements have been prepared on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, inventory, deferred revenue, recoverability of accounts receivable, valuation of warrants and stock options provided for outside services, and estimates of accrued liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company sells its products to a limited number of companies in

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


diverse industries and generally does not require its customers to provide collateral to support accounts receivable. During the nine months ended September 30, 2002, revenues recognized from four customers represented approximately 13%, 13%, 11%, and 10% of total revenues. As of September 30, 2002, 50%, 19% and 16% of accounts receivable was due from three customers. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition and includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, as necessary, in the overall allowance for doubtful accounts based on historical losses and existing economic conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, management believes no allowance for doubtful accounts is required as of September 30, 2002.

Fair Value of Financial Instruments

The Company's financial instruments include cash, accounts receivable and short-term debt. Cash is reported at fair value. The recorded carrying amount of accounts receivable and short-term debt approximates their fair value due to their short-term maturities.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated using the straight-line method over the shorter of the lease term or estimated useful lives of the underlying assets. Estimated useful lives range from two to five years.

Revenue Recognition

The Company derives revenue primarily from sales of its FirePass server product and from related maintenance services. The Company recognizes revenue from product sales in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition" since the software component is not considered incidental to its products as a whole. In accordance with SOP 97-2 and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 101, the Company recognizes revenue upon meeting all of the following criteria: execution of a written customer agreement and purchase order signed by the Company and the customer; product delivery has occurred; the fee for the product is fixed or determinable; collection is reasonably assured and vendor specific objective evidence ("VSOE") of fair value exists to allocate the total fee to elements of the arrangement.

The Company has historically sold to end customers. When agreements with distributors provide for stock rotation or price protection rights, the Company defers recognition of revenue until sell through to the end customer has occurred.

The Company defers a portion of its product revenues based on the value of certain maintenance arrangements included with each product sale and recognizes these revenues over the applicable maintenance period. The Company also derives a portion of its revenues from sales of separate extended maintenance arrangements. Revenue from extended maintenance arrangements is recognized over the period of coverage purchased by the customer.

Inventory

Inventory is stated at the lower of standard cost, which approximates actual (first-in, first-out method) or net realizable value. The valuation of inventories at the lower of standard cost or market value requires the use of estimates regarding the amount of inventory that will be sold and the prices at which current

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


inventory will be sold. These estimates are dependent on the Company's assessment of current and expected orders from its customers. The Company has historically not carried significant quantities of FirePass inventory in excess of amounts pertaining to current orders from customers.


Valuation of Long-Lived Assets

The Company reviews property, plant and equipment for impairment whenever events or circumstances indicate the carrying amount of the assets may not be recoverable. The Company's review is based on the estimated future cash flows the assets are expected to generate using the best estimate of a variety of factors, including future market growth, forecasted revenues and costs and a strategic review of its business and operations. In the event the Company determines that an asset is impaired in the future, an adjustment to the value of the asset would be charged to earnings in the period such determination is made.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86, "Computer Software To Be Sold, Leased or Otherwise Marketed." The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

Research and Development

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

The Company accounts for stock-based awards to non-employees in accordance with the provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," under the fair value method. SFAS No. 123 also requires the disclosure of pro forma net loss as if the Company had adopted the fair value method for stock-based awards to employees. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value pricing model with the following assumptions: expected life of one year from vest date; risk free interest rate of 4% and no dividends during the expected term.

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 (in thousands):

                                                      Nine Months
                                                         Ended
                                                     September 30,
                                                         2002
                                                     -------------
Net loss, as reported                                $     (1,053)
Add: Stock-based employee compensation expense
included in reported net loss                                   9
Deduct: Total stock-based employee compensation
expense determined under fair value
based method for all awards                                   (17)
                                                     ------------
Pro forma net loss                                   $     (1,061)
                                                     ============

2. PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2002 consisted of the following (in thousands):

Computer and networking equipment   $         84
Less accumulated depreciation                 79
                                    ------------
Property and equipment, net         $          5
                                    ============

In 2002, the Company reassessed the remaining lives of its fixed assets and as a result recorded additional depreciation of approximately $20,000 in the nine-month period ended September 30, 2002.

3. ACCRUED LIABILITIES

Accrued liabilities as of September 30, 2002 consisted of the following (in thousands):

Professional fees                   $         19
Accrued interest                              13
Compensation and related benefits            112
Other accrued liabilities                     51
                                    ------------
Total                               $        195
                                    ============

4. SHORT-TERM DEBT

Short-term debt as of September 30, 2002 consisted of the following (in thousands):

Notes payable to stockholders       $        305
Notes payable to employees                   449
                                    ------------
Total                               $        754
                                    ============

During 2000, 2001 and 2002, certain employees elected to receive salary in the form of notes payable. Several employees entered into multiple deferral elections during this period. The agreements provided for interest to be earned ranging from 6% to 10% per annum and contained varying repayment terms. On July 30, 2002, the Company converted certain outstanding employee loans totaling $367,000 into

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


156,710 shares of Series B Preferred Stock using a conversion price of $2.34 per share. Subsequent to the acquisition referenced in Note 1 above, all remaining employee notes payable were repaid.

During the nine months ended September 30, 2002, the Company obtained bridge note financing from several of its stockholders for an aggregate principal amount of $305,000. The bridge notes bore interest at the rate of 10% per annum, and became due and payable as of the effective date of the acquisition referenced in Note 1 above. Subsequent to the acquisition, the bridge notes were repaid in full by the acquirer.

5. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Fremont office facilities under a non-cancelable-operating lease. This lease expires at June 30, 2003 and requires monthly payment of the pro rata share of common area operating expenses. Future minimum lease payments under all non-cancelable-operating leases, as of September 30, 2002, are as follows (in thousands):

                                                   Amount
                                                ------------
Three months ended December 31, 2002            $         22
Calendar year 2003                                        45
                                                ------------
Total minimum lease payments                    $         67
                                                ============

Rent expense was approximately $68,000 for the nine months ended September 30, 2002.

The Company plans to vacate this space at the end of the current lease term, which is June 30, 2003. The Company also leased office space in Tomsk, Russia; however, this was under a cancelable lease which was subsequently cancelled effective February 2003.

Legal matters

The Company was involved in various other legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position or operating results of the Company.

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In July of 2002 the Company agreed with certain employees to convert an aggregate $366,700 of deferred compensation notes payable into 156,710 shares of Series B Preferred stock.

In August 2002, the Board of Directors of the Company consented to the automatic conversion to common shares of all outstanding shares of Series A and Series B Preferred Stock. In accordance with this consent, the Series A and Series B Preferred Stock were converted into 1,112,757 common shares at a 1:1 exchange ratio.

The Series B Preferred Stock contained redemption provisions that, among other requirements, provided for the redemption amount to be equal to be equal to $2.34 per share of Series B plus $0.1872 per share per annum for each year elapsed. Accordingly the Company recorded $186,000 in accretion of Series B

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


Preferred Stock during the nine months ended September 30, 2002. Such accretion has been reflected as a charge to common shareholders in the statement of operations.

7. STOCKHOLDERS' EQUITY

1998 Stock Option Plan

The 1998 Stock Option Plan (the "1998 Plan") authorized the grant of options to purchase up to 481,250 shares of the Company's common stock. Under the 1998 Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four years. At September 30 2002, 32,083 shares issued under the 1998 Plan were subject to repurchase by the Company at a weighted average price of $0.15 per share because such shares were not vested.

The Company determined that an aggregate of 259,319 options to purchase common stock issued during 2002, 2001 and 2000 with an exercise price of $0.25 per share were issued when the estimated value of the underlying common stock was determined by the Company to be $0.59 per share. Accordingly, the Company has recorded $31,000 in deferred stock-based compensation cost, net of cancellations, and $9,000 in related amortization of deferred stock-based compensation during 2002.

Stock option activity under the 1998 Plan is summarized as follows:

                                                                  Options Outstanding
                                                           ------------------------------
                                                            Number of    Weighted Average
                                                              Shares      Exercise Price
                                                           ------------  ----------------
Balance, January 1, 2002                                        278,086    $       0.20
Granted (weighted average fair value of $0.40 per share)         11,500            0.25
Exercised                                                       (75,763)           0.12
Canceled                                                       (213,823)           0.20
                                                           ------------    ------------
Balance, September 30, 2002                                          --    $         --
                                                           ============    ============

All options outstanding were cancelled prior to the Company's acquisition by Filanet.

Warrants

In 2002, in connection with obtaining bridge financing in the form of Secured Convertible Promissory Notes, the Company issued 3,600 warrants to purchase Common stock at an exercise price of $2.34. The warrants expire in 10 years. The Company valued the warrants at $2,000 using the Black-Scholes pricing model with the following assumptions: contractual life of 10 years; risk free interest rate of 4.0%; volatility of 85% and no dividends during the expected term. The entire amount was recorded as interest expense in 2002. These warrants were cancelled in connection with the acquisition described in Note 1.

                          UROAM ACQUISITION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


8. INCOME TAXES

The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts more likely than not to be realized. No income taxes were provided for any periods presented due to the Company's net losses.

The Company's deferred income tax assets of approximately $1.8 million at September 30, 2002 are comprised primarily of net operating loss ("NOL") carryforwards. Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, as of September 30, 2002, the Company has fully reserved its net deferred tax assets.

At September 30, 2002, the Company has available NOL carryforwards of approximately $4.5 million to offset future federal and state taxable income. The federal NOL carryforwards expire in various years through 2022, while the state NOL carryforwards expire in various years through 2010.

Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. Given that there was an ownership change, the Company's ability to utilize its carryforwards could be limited. California has disallowed the use of net operating losses in the 2002 and 2003 tax years.